SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SED INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SED INTERNATIONAL HOLDINGS, INC.

4916 North Royal Atlanta Drive
Tucker, Georgia 30085

Dear SED International Holdings, Inc. Shareholders:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders to be held at the executive offices of SED International Holdings, Inc. (the “Company”), 4916 North Royal Atlanta Drive, Tucker, Georgia, on December 16, 2004 at 12:00 p.m., local time, for the following purposes:

(i) To elect Class I directors for terms to expire at the 2007 Annual Meeting of Shareholders.

(ii) To transact such other business as may properly come before the meeting or any adjournments thereof.

      During the meeting we will review the results of the fiscal year ended June 30, 2004 and report on significant aspects of our operations during the fiscal 2004.

      We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

Sincerely,

JEAN DIAMOND
Chairman of the Board and
Executive Vice President

October 28, 2004

SED INTERNATIONAL HOLDINGS, INC.

4916 North Royal Atlanta Drive
Tucker, Georgia 30085

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

      The Annual Meeting of Shareholders of SED International Holdings, Inc. (the “Company”) will be held at the executive offices of the Company, 4916 North Royal Atlanta Drive, Tucker, Georgia, on December 16, 2004, at 12:00 p.m., local time, for the following purposes:

(i) To vote for the election of Class I Directors;

(ii) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed October 28, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

PHILIP FLYNT
Secretary

October 28, 2004

SED INTERNATIONAL HOLDINGS, INC.

4916 North Royal Atlanta Drive
Tucker, Georgia 30085

PROXY STATEMENT

       This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SED International Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 12:00 p.m., local time, December 16, 2004, at the Company’s principal executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, and at any adjournments thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about October 28, 2004, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below), and the Company will bear all the costs associated with this solicitation.

      The Board of Directors urges you to complete, sign, date and return the enclosed proxy card in the enclosed postage pre-paid envelope.

Shares Entitled To Vote

      Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted (i) for the election as directors of the nominees listed in this Proxy Statement, and (ii) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, Attn: Philip Flynt, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

      Only Shareholders of record as of the close of business on October 28, 2004 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date there were 3,879,171 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote.

      According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Georgia law, the Articles of Incorporation or the Bylaws. Georgia law and the Bylaws specify that directors shall be elected by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at a meeting at which a quorum is present.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of two nominees to serve as Class I directors for three-year terms expiring in 2007 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The Board has nominated Stewart I. Aaron and Mark Diamond for election as Class I directors. Mr. Aaron and Mr. Mark Diamond currently serve as Class I directors.

      Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

      The Board recommends that the Shareholders vote FOR the election of the nominees named above as directors of the Company for Class I directors.

General Information About the Board

      The Board currently consists of four members. The Board is divided into three classes of directors, designated Class I, Class II and Class III. Classes I and II each have two members. The term of the Class I directors expires at the 2004 Annual Meeting. The terms of the Class II and Class III directors expire at the 2005 and 2006 Annual Meetings of Shareholders, respectively. Shareholders annually elect directors of one of the three classes for three-year terms, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Cary Rosenthal served the Company as a director during fiscal year 2004. After the close of fiscal 2004, on August 27, 2004, Cary Rosenthal resigned from the Board.

      Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations.

Nominees for Directors — Class I — Term to Expire in 2004

Nominee	Age	Positions, Offices and Other Information

Stewart I. Aaron	64	Mr. Aaron has been a director of the Company since November 1994. Mr. Aaron has served for over 20 years as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia.
Mark Diamond	39	Mr. Diamond has been a director of the Company since October 1996. Mr. Diamond currently serves as Chief Executive Officer, President and Chief Operating Officer of SED International, Inc. SED International has employed Mr. Diamond on a full-time basis since January 1987. In February 1991, Mr. Diamond was elected Vice President — Sales of SED International; in May 1993, he was elected Executive Vice President — Marketing of SED International; and in February 1994, he was elected Executive Vice President — Sales of SED International. Mr. Diamond has served as Executive Vice President of the Company since June 1995, and in August 1995 was elected Executive Vice President of SED International, Inc. In 1999 Mr. Diamond was elected President and Chief Operating Officer of the Company.

Directors Continuing in Office — Class II — Term to Expire in 2005

Nominee	Age	Positions, Offices and Other Information

Melvyn I. Cohen	64	Mr. Cohen has been a director of the Company since November 1999. Mr. Cohen has been the sole member of the M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since December 1994. Mr. Cohen has been a member of the American Institute of Certified Public Accountants and a member of the New Jersey Society of Certified Public Accountants since 1968. Mr. Cohen has been a Certified Public Accountant for over 35 years.
Jean Diamond	63	Ms. J. Diamond was appointed to the Board of Directors in January of 2003, and was appointed Chairman of the Board of Directors of SED International Holdings, Inc. on July 2, 2003. Mrs. Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She also serves as Executive Vice President with operational responsibilities in SED International, Inc.

Executive Officers of the Company

      The following table sets forth certain information regarding our Chief Executive Officers, the four other most highly compensated officers whose total salary and bonuses exceeded $100,000 in fiscal 2004 and other key executives. The individuals listed in the table below are collectively referred to as the “Named Executive Officers.”

Name	Age	Position with the Company

Jean Diamond	63	Chairman of Board, Executive Vice President
Mark Diamond	39	Director, President and Chief Executive Officer
Philip Flynt	43	Chief Financial Officer
Jonathan Elster	32	Executive Vice President
Barry Diamond	62	Vice President — Wireless
Chuck Marsh	48	Senior Vice — President Purchasing
Mark Divito	45	Vice President of Operations

      Jean Diamond and Mark Diamond are mother and son. Jonathan Elster is Jean Diamond’s son-in-law. Barry Diamond is Mark Diamond’s uncle. Jonathan Elster is the nephew of Cary Rosenthal.

      Jean Diamond was appointed Chairman of the Board of Directors of SED International Holdings, Inc. on July 2, 2003.

      Jean Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She continues her operational responsibilities in SED International, Inc., as Executive Vice President.

      Mark Diamond has been a director of the Company since October 1996. Mr. Diamond currently serves as Chief Executive Officer, Chief Operating Officer and President of SED International, Inc. Mr. Diamond joined SED International in the Sales Department beginning in January 1987. In February 1991, Mr. Diamond was elected Vice President — Sales of SED International; in May 1993, he was elected Executive Vice President — Marketing of SED International; and in February 1994, he was elected Executive Vice President — Sales of SED International. Mr. Diamond served as Executive Vice President of the Company beginning in June 1995, and in August 1995 was elected Executive Vice President of SED International, Inc. Mr. Diamond was elected President and Chief Operating Officer of the Company in 1999 and elected Chief Executive Officer in July 2003.

      Philip D. Flynt joined the Company in November 2002 as Corporate Controller and assumed the positions of Chief Financial Officer, Vice President — Finance, Secretary and Treasurer effective April 1,

2003. Prior to joining the Company, Mr. Flynt spent eleven years with Glenayre Technologies, Inc. (NASDAQ: GEMS), a leading global supplier of enhanced services, messaging, and carrier grade communication solutions. While at Glenayre, Mr. Flynt held several key financial positions including Corporate Vice President of Treasury and Taxation (2000-2002) and Vice President of Finance — Integrated Network Group (1997-2000). Prior to Glenayre, Mr. Flynt held accounting and management positions with Computer Communication Specialist, Inc., Canada Dry Corporation and Rhodes Furniture, Inc.

      Barry Diamond has been Vice-President of the Company since 1987. Mr. Diamond currently serves as Vice-President of the Company’s Wireless Division. Mr. Diamond has been an industry leader in the Wireless and Electronics Business for over thirty years. Mr. Diamond was Vice-President of Purchasing for All Brands/ Brands Mart from 1970-1980. Mr. Diamond was President of Great Sounds of New York, a consumer electronics business, from 1980-1987. In 1987, Mr. Diamond joined SED International, Inc. and is currently responsible for the growth and management of the Wireless business within the Company.

      Chuck Marsh has over 28 years of experience in the consumer electronics, computer and distribution Industry and re-joined the company in January 2004 as Vice-President — Consumer Electronics. In February of 2004, Mr. Marsh assumed the position of Senior Vice President — Purchasing in February 2004. Mr. Marsh began his distribution career in 1982 at SED International, where he held executive positions of increasing responsibility in sales, purchasing, and marketing for nearly 13 years. Before departing in 1994, Marsh served as Senior Executive Vice President. Prior to re-joining the Company Mr. Marsh spent 7 years as President, Executive Vice President and Board of Directors member of BDI-Laguna Corporation, a leading, privately held national distributor of consumer electronics and computer products to the rent-to-own and e-commerce fulfillment channel. Prior to BDI-Laguna Corporation Mr. Marsh was Senior Vice President of Liuski International, Inc. (NASDAQ:LSKI) a manufacturer and international distributor of computers and peripherals. From 1976 to 1982 Mr. Marsh was Vice President of Channel One Entertainment Systems, Inc. a privately held tri-state retailer of consumer electronics.

      Jonathan Elster has been with the Company since 1995. Mr. Elster currently serves as Executive Vice President of for SED International, Inc. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President — Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and is responsible for all sales and marketing operations of the Company.

      Mark DiVito joined SED International, Inc. in September 1996 as Director of Corporate Security. In July 1998, he was appointed to the position of Director of Human Resources. Mr. Divito was elected Vice-President of Human Resources in August 1999 and in January 2004 he was elected Vice-President of Operations.

DIRECTOR MEETINGS AND COMMITTEES

Board Meetings During Fiscal 2004

      The Board of Directors held four meetings during fiscal 2004. All directors attended all four meetings except for Stewart Aaron. Mr. Aaron attended three out of four meetings. Two members of the Company’s Board of Directors attended the 2003 Annual Meeting of Stockholders. The Company does not have a formal policy requiring each member of the Board to attend the annual meeting.

Board Committees

      The Board of Directors has standing audit and compensation committees, and also has a stock option committee and a 401(k) plan committee. The Board of Directors has no standing governance and nominating committee.

      In identifying potential director candidates, the Chairman of the Board seeks input from other members of the Board of Directors and executive officers and also considers recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate.

The Chairman of the Board will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below.

      The Board of Directors has not set specific, minimum qualifications that must be met by a director candidate. Rather, in evaluating candidates for recommendation to the Board of Directors, the Board considers the following factors, in addition to any other factors that it deems appropriate:

•	whether the candidate is of the highest ethical character and shares the values of the Company,

•	whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company,

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors,

•	whether the candidate is “independent” as defined by NASDAQ listing standards and other applicable laws, rules or regulations regarding independence,

•	whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in NASDAQ listing standards or any other applicable laws, rules or regulations,

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable NASDAQ listing standard or other applicable law, rule or regulation,

•	whether the candidate’s service as an executive officer of another Company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director, and

•	if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

      Stockholders who wish to recommend director candidates for consideration by the Board of Directors may do so by mailing a written recommendation to Chairman, Board of Directors, c/o Secretary, SED International Holdings, Inc. 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. Such recommendation must include the following information:

•	the name and address of the stockholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate,

•	the class and number of shares of stock of the Company that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation,

•	full biographical information concerning the director candidate, including a statement about the director’s qualifications,

•	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission,

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made, and

•	a written consent of the candidate (1) to be named in the Company’s proxy statement and stand for election if nominated by the Board of Directors and (2) to serve if elected by the stockholders.

      Recommendations by stockholders for director candidates to be considered by the Chairman of the Board must be submitted not later than the 120th calendar day before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.

Audit Committee

      The Audit Committee of the Board of Directors consists solely of “independent” directors, as such term is defined in the Sarbanes-Oxley Act of 2002. The members of the Audit Committee during Fiscal 2004 were Messrs. Aaron, Cohen and Rosenthal. The Board has determined that Mr. Cohen is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.) The Audit Committee met four times in fiscal 2004, with all members attending all meetings with the exception of Mr. Aaron who attended three out of four meetings. The duties and activities of the Audit Committee are described in the Report of the Audit Committee below on page 11 and in the charter of the Audit Committee Charter.

Compensation Committee

      The Compensation Committee of the Board of Directors currently consists of one member. During fiscal 2004, the Compensation Committee consisted of two members, namely, Messrs. Aaron and Rosenthal (as noted above, Cary Rosenthal resigned from the Company’s Board of Directors effective August 27, 2004). The Compensation Committee met four times in Fiscal 2004. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer, evaluating his performance against these goals, and recommending his salary, bonus and long-term incentives. The Compensation Committee reviews the performance of all of the executive officers of the Company and recommends to the Board the amount and form of all compensation of executive officers of the Company. The Board established a standing Compensation Committee on August 26, 1998 (see “Information Concerning Board of Directors” above). Prior to August 26, 1998, The estate of Gerald Diamond, former Chairman of the Board and Chief Executive Officer of the Company, recommended to the Board (or in some cases a committee thereof as discussed below) for its approval the non-base salary compensation to be paid to executive officers of the Company, excluding himself, subject to any applicable employment agreements with those persons. Subsequent to August 26, 1998, all such recommendations were made to either the Compensation Committee or the Board’s Stock Option Committee. See “Report of the Compensation Committee on Executive Compensation — CEO Compensation” and “Agreements With Certain Executive Officers”.

Stock Option Committee

      The Stock Option Committee of the Board of Directors administers the Company’s various stock benefit plans (collectively, the “Plans”) and as such, with the exception of the Company’s 1995 Formula Stock Option Plan, reviewed and acted upon management’s recommendations with respect to stock option grants and restricted stock awards under those Plans. The Stock Option Committee currently consists of two members, namely Messrs. Aaron, Mark Diamond. During fiscal 2004, Cary Rosenthal also served as a member of the Stock Option Committee, but, as noted above, Cary Rosenthal resigned from the Company’s Board of Directors effective August 27, 2004.

401(k) Plan Committee

      Messrs. Mark Diamond and Cohen served as the members of the committee administering the Company’s 401(k) Plan (the “401(k) Plan”) available to all eligible employees of the Company and SED International, including executive officers. As of January 1, 2002, the Company is under no obligation to provide 401K matching funds. Matching funds will be provided to employees at the discretion of the Board of Directors.

SUBMITTED BY THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF
SED INTERNATIONAL HOLDINGS, INC.

Stewart I. Aaron

      This Executive Compensation Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

      The Board established a standing Compensation Committee on August 26, 1998 (see “Information Concerning Board of Directors” above). Prior to August 26, 1998 the Board acted collectively to determine all forms of compensation other than base salaries except for the Executives at that time, which were governed by employment agreements; and stock options, and stock awards, which were granted by members of the Board’s Stock Option Committee (see “Executive Compensation — Executive Compensation Report” above). During fiscal 2004, the members of the Compensation Committee were Messrs. Aaron and Rosenthal. Neither of such gentlemen has ever been an officer or employee of the Company. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company’s Compensation Committee. Except as described under “Lease of Headquarters” below, none of the members of the Compensation Committee engaged in transactions or had relationships requiring disclosure under Item 404 of Regulation S-K in fiscal 2004. Except for Jean Diamond, Chairman of the Board of the Company and SED International, and Mark Diamond, Chief Executive Officer, Chief Operating Officer and President of SED International, the other members of the Board are not or have not been officers or employees of the Company.

Report of the Compensation Committee on Executive Compensation

      Executive Compensation Philosophy. The Company’s executive compensation program is designed to help it identify and retain outstanding executives in the microcomputer and wireless wholesale distribution industry. The Company believes this focus will enable it to hire and retain the best executive talent and help it meet its long-range objectives. Key elements of this philosophy include the following:

•	Appeal to executives who are motivated to position the Company as a leader in selected markets.

•	Align the financial interests of the executives with those of the shareholders.

•	Provide compensation opportunities that are within the range of those provided by microcomputer and cellular telephone wholesale distribution companies of similar sizes.

      As a result of the emphasis on linking executive compensation to individual and corporate performance, the Company’s executives may be paid more or less than executives of the Company’s competitors.

      As a baseline, the Board and the Compensation Committee support the concept that stock ownership by management and stock-related compensation arrangements are beneficial in enhancing shareholder value and aligning interests among management, the Board and the shareholders.

      Executive Compensation Components. There are two components to the Company’s executive compensation program: annual cash compensation (which includes base salary and annual cash bonuses) and long-term incentive compensation.

      Base Salary. Base salary in Fiscal 2004 for Jean Diamond, Mark Diamond, Barry Diamond and Jonathan Elster was set by employment agreements between these persons and SED International, Inc. The Board set the base salary for the other Named Executive Officers.

      Bonuses. For any fiscal year, the President and Chief Executive Officer may recommend to the Compensation Committee annual cash bonuses for the Company’s executive officers (excluding herself/himself). The Compensation Committee considers this recommendation and awards bonuses based on that recommendation and on the Committee’s own subjective evaluation of the executive’s individual leadership and performance in his or her area of responsibility and on the net earnings and return on equity of the Company for the fiscal year for which the bonus is to be awarded. Although the Compensation Committee gives the foregoing factors relatively equal weight in its deliberations, its ultimate determination is subjective and is not based on any particular stated individual or Company performance objectives. For Fiscal 2004, Jean Diamond, Barry Diamond and Philip Flynt received bonuses of $81,294, $65,035 and $10,000, respectively.

      The employment agreements for Mark Diamond and Jonathan Elster provide for an annual cash bonus in an amount directly related to the Company’s Pretax Adjusted Annual Income (as defined below) (see “Executive Compensation — Executive Compensation Report — CEO Compensation” and “Executive Compensation — Employment Agreements”). For Fiscal 2004 the Company did not attain its Pretax Adjusted Annual Income and no cash bonuses were awarded to Mark Diamond and Jonathan Elster.

      Long-Term Incentives. The long-term incentive compensation program currently consists of stock grant and option plans pursuant to which the Company may grant executives and other key employees of the Company and its subsidiaries restricted shares of Common Stock and options to purchase Common Stock. Restricted shares of Common Stock granted to key employees are in the nature of a bonus without payment of any consideration by the recipient. The restricted shares become vested at the time or times specified by the committee administering the plan under which the stock grants are made, which may range from immediate vesting to ten years. Prior to vesting, however, recipients of awards have all other rights of a Shareholder, including the right to vote the shares and to receive any dividends declared and paid on the Common Stock so awarded. Generally, the exercise price of options granted under a stock option plan is equal to the fair market value of the underlying shares on the date of grant. Options are exercisable in installments ranging from 20% to 33.3% per year and expire ten years from the date of grant. The Board believes that the stock grant and option plans promote greater interest in the welfare of the Company by retaining executives and key employees and allowing them to share in the Company’s success.

      CEO Compensation. The employment agreement with Mark Diamond provides for his employment for a term of) five (5) years, subject to earlier termination by the Company or Mr. Diamond pursuant to the terms thereof. The agreement provides for (i) an annual base salary of $375,000 (as of January 1, 2004), and (ii) annual bonus in an amount equal to five percent (5%) of the Company’s Pre-tax Adjusted Annual Income. The Company’s “Pretax Adjusted Annual Income” means, with respect to a given fiscal year, the sum of earnings before taxes as reported on its audited consolidated statement of operations for such fiscal year, excluding extraordinary non-operational costs and profits. Mark Diamond’s contract includes the option to renegotiate an additional one (1) year to the initial term at any time beyond the first anniversary. The Company may terminate Mr. Diamond’s employment for “good cause,” as defined in his employment agreement, and Mark Diamond covenants in the agreement not to solicit customers for a period of a one (1) year from the date of the termination of his employment. Mark Diamond’s employment agreement includes the change in control provisions more thoroughly described in this Proxy Statement under the heading Agreements With Certain Executive Officers, pursuant to which he may be entitled to receive a cash payment of $7,000,000 upon the occurrence of a change in control as defined in the agreement. Mark Diamond also is eligible to receive additional compensation under the Company’s long-term incentive compensation program described above.

      The Board’s philosophy in establishing the base salary and performance bonus structure reflected in Mr. Mark Diamond’s employment agreement was to consider the pay to chief executive officers of similarly-sized companies in the microcomputer and wireless wholesale distribution industry as a guide and to provide an incentive to him to remain with the Company and to continue to grow the business of the Company.

      Other Compensation Plans. The Company and SED International maintains employee benefit plans, including A 401(k) Plan, in which the executive officers are permitted to participate on the same terms as other employees. Effective July 1, 2002, SED International revised the 401(k) Plan to provide that the Board of Directors shall determine in its sole discretion whether employee contributions to the 401(k) Plan will be matched by the Company, and the Board has determined that the Company will no longer match (employee contributions to the 401(k) Plan. The 401(k) Plan does not provide for investments in Common Stock.

      Limitations on the Deductibility of Compensation. Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s Named Executive Officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1 million. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1 million base. It has been determined that no portion of anticipated compensation payable to any executive officer in fiscal 2004 would be non-deductible. The Compensation Committee will continue to address this issue when formulating compensation arrangements for executive officers.

      Summary. The Compensation Committee believes that its executive compensation philosophy serves the best interests of the Company and it shareholders. Executive compensation paid by the Company is intended to be linked to and consistent with corporate performance. The Committee’s rationale for such an overarching policy with respect to compensation is that the goal of aligning the interests of its executives with those of the shareholders will be served thereby.

Respectfully submitted,

STEWART I. AARON

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF
SED INTERNATIONAL HOLDINGS, INC.

Melvyn Cohen

Stewart Aaron

Report of the Audit Committee

      The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process. The role of the Audit Committee is more fully described in the charter, which the Board of Directors has adopted for it, which is included as Appendix A to this Proxy Statement.

      Management is responsible for our financial statements and reporting process, including our system of internal controls. The Company’s independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

      In performing its functions, the Audit Committee:

•	met with the Company’s internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	reviewed and discussed the Company’s audited financial statements with management of the Company;

•	reviewed and discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

•	received the written disclosures and the letter from the independent accountants, as required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) as may be modified or supplemented, and has discussed with the independent accountants, the independent accountants’ independence.

      Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

MELVYN I. COHEN, Chairman
STEWART I. AARON

CODE OF ETHICS

      The Company has adopted a Code of Ethics (the “Code of Ethics”), which applies to all directors, officers and employees. A copy of the Code of Ethics is available on the Company’s website at www.sedonline.com. The Company intends to make any disclosures regarding amendments to, or waivers from, the Code of Ethics required under Item 5.05 of Form 8-K by posting such information on the Company’s website.

Fees Paid to Independent Auditors

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Ernst & Young LLP served as the company’s independent auditors for fiscal 2001 through fiscal 2004. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions brought forth by the shareholders. The Audit Committee concluded the provision of services by Ernst & Young LLP other than the audit of the financial statements of the Company for fiscal 2004 and the review of the financial statements for the first three quarters of fiscal 2004 is compatible with maintaining Ernst & Young LLP’s independence.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2004 and 2003, respectively, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2003

Audit Fees	$262,800	$312,400
Other Audit-Related Fees(1)	$17,400	$0
Tax Fees(2)	$49,300	$164,000
All Other Fees	$—	$—
Total	$329,500	$476,400

(1)	Audit-related services provided by Ernst & Young LLP principally included assistance in providing documentation and other information for insurance claims.

(2)	Tax services provided by Ernst & Young LLP principally included the preparation and or review of the Company’s federal, state and foreign tax returns, escheat returns and tax planning.

      The Audit Committee’s current practice is to pre-approve all audit services and all non-audit services to be provided to the Company its independent auditor.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by Reporting Persons that no Form 5 was required, the Reporting Persons have complied with all applicable Section 16(a) filing requirements during and with respect to fiscal 2004.

Executive Compensation

      The following table sets forth the cash compensation received for the three fiscal years ended June 30, 2004, by the Chief Executive Officer and the Named Executive Officers.

Summary Compensation Table

	Annual Compensation

				Other Annual	Long-Term	All Other
	Fiscal		Bonus	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)	($)	Payments ($)	($)

Jean A. Diamond	2004	247,703	81,294	13,305	—	4,400,000 (1)
Chairman of the Board and	2003	224,095	—	3,921	—	—
Executive Vice President	2002	204,632	—	4,957	2,433	—
Mark Diamond	2004	334,987	—	17,999	—	—
Chief Executive Officer, President,	2003	272,516	—	20,721	—	—
and Chief Operating Officer	2002	238,501	—	30,060	2,560	—
Barry Diamond	2004	188,325	65,035	23,059	—	—
Vice President of Wireless	2003	175,875	11,750	15,390	—	—
	2002	162,708	—	18,949	1,447	—
Philip Flynt(2)	2004	140,000	10,000	—	—	—
Chief Financial Officer	2003	72,134	3,334	—	—	—
	2002	—	—	—	—	—
Jonathan Elster	2004	228,675	—	14,951	—	—
Executive Vice President	2003	184,058	250	16,894	—	—
SED International, Inc	2002	153,000	5,000	18,977	2,102	—

(1)	Includes $4,400,000 representing the benefits as Mr. Gerald Diamond’s surviving spouse under his employment contract. Please refer to Note 17 to the Company’s Consolidated Financial Statements for additional information in regards to this benefit payment.

(2)	Appointed Chief Financial Officer in April 2003.

Agreements With Certain Executive Officers

      SED International, Inc. has employment agreements with Jean Diamond, Mark Diamond, Barry Diamond and Jonathan Elster. The employment agreement with Mark Diamond is described below in the CEO Compensation Section of the Report of the Compensation Committee on Executive Compensation.

      The employment agreement with Jean Diamond is evergreen and renews annually until it is terminated by the Company or Ms. Diamond pursuant to the terms thereof. The Agreement provides for an employment term of five years renewable and (i) provides for an annual base salary of $194,674 (as of November 1, 2001), increased annually in an amount equal to the greater of five percent of her then current salary or an amount based upon increases in the Consumer Price Index, (ii) provides for an automobile allowance, and (iii) does not provide for an annual bonus. Jean Diamond’s contracts automatically renew each year. The employment agreements with Jean Diamond provides that if a Change of Control occurs while the employee is employed by SED International, and if the employee’s employment is terminated involuntarily, or voluntarily by the employee upon the occurrence of certain events, the employee may notify SED International, Inc. and request a certain cash payments. A Change of Control is deemed to have occurred when (i) any individual or entity becomes the beneficial owner of securities of the Company or SED International representing 30% or more of the combined voting power of the Company’s or SED International’s then-outstanding securities entitled to vote generally in the election of directors; (ii) the Company’s Continuing Directors (a term defined to include directors as of the date of execution of the employment agreements and their duly approved successors) fail to constitute at least a majority of the members of the Board; (iii) all or substantially all of the assets of the Company are sold without being duly approved by the Continuing Directors. Jean Diamond’s employment contract provides for a cash payment in the amount equal to all annual salary, bonuses and other benefits owing to the employee from the date of termination through the remainder of the term of the employee’s employment agreement, except that if the term remaining in the employment agreement is less than 12 months, the employee shall receive an amount equal to at least 12 months of such compensation.

      Barry Diamond is Vice President of the Wireless division of SED International, Inc. Mr. Diamond’s amended employment agreement provides an employment term of 2 years commencing on November 22, 2002. The employment agreement also provides for (i) an annual base salary of $186,000 (as of November 22, 2002) (ii) an automobile allowance, and (iii) the possibility of an annual bonus. The Company may terminate Mr. Diamond’s employment for “good cause” as that term is defined in the employment agreement. In the event of termination for “good cause” the Company is obligated to pay Mr. Diamond his base salary up through the date of his termination, less applicable withholding. The Company may also terminate Mr. Diamond without good cause, and in this event the Company is obligated to pay Mr. Diamond his base salary and benefits for the greater of 12 months or the remaining term of the employment agreement.

      The employment agreement with Jonathan Elster is five (5) years or until it is terminated by the Company or Mr. Elster pursuant to the terms thereof. The Agreement provides (i) provides for an annual base salary of $260,000 (as of January 1, 2004), (ii) provides for an annual bonus in an amount equal to three percent (3%) of the Company’s Pretax Adjusted Annual Income. The Company’s “Pretax Adjusted Annual Income” means with respect to a given fiscal year (a) the sum of earnings before taxes as reported on its audited consolidated statement of operations for such fiscal year, excluding extraordinary nonoperational costs and profits. Jonathan Elster’s contract includes the option to renegotiate an additional one (1) year to the initial term at any time beyond the first anniversary. The Company may terminate Mr. Elster’s employment for “good cause,” as defined in his employment agreement and includes an agreement not to solicit customers for a period of a one (1) year from the date of termination.

      The employment agreements with Mark Diamond and Jonathan Elster provide that if a Change of Control occurs while the employee is employed by SED International, and if the employee’s employment is terminated involuntarily, or voluntarily by the employee upon the occurrence of certain events, the employee may notify SED International, Inc. and request a certain cash payments. A Change of Control is deemed to have occurred when (i) any individual or entity becomes the beneficial owner of securities of the Company or SED International representing 30% or more of the combined voting power of the Company’s or SED International’s then-outstanding securities entitled to vote generally in the election of directors; (ii) the Company’s Continuing Directors (a term defined to include directors as of the date of execution of the employment agreements and their duly approved successors) fail to constitute at least a majority of the members of the Board; (iii) all or substantially all of the assets of the Company are sold without being duly approved by the Continuing Directors. A Change of Control in Mark Diamond and Jonathan Elster’s Employment Agreements also includes the Executive shall no longer be a member of the Board of Directors unless the Executive resigns, dies or is disable and unable to serve or is terminated for Good Cause. Mark Diamond and Jonathan Elster’s employment contracts provide for a “Executive Payment” in an amount equal to $7,000,000 in addition to any other amounts that have been earned or accrued or that have otherwise become payment or will become payable to the Executive or his beneficiaries.

Stock Options and Stock Appreciation Rights

      The Company maintains five stock option plans (the “1991 Plan”, the “1995 Directors Plan”, the “1997 Plan”, “1996 Directors Plan” and the “1999 Plan”), which are utilized to promote the long-term financial interest of the Company. The Compensation Committee of the Board of Directors administers the stock option plans. In the aggregate, the stock option plans authorize the grant of up to 2,441,500 shares of the Company’s common stock to directors, officers and key employees. The stockholders approved all of the Company’s stock option plans, with the exception of the “1999 Plan”.

      The “1999 Plan”, established on July 20, 1999 for a term of ten years authorizes the Company to grant up to 1,200,000 shares of common stock to employees, Directors and Consultants of the Company and is intended to be a “board-based plan” in that, at all times not more than fifty percent (50%) of the optionees and recipients of the plan shall be officers or affiliates. Under the plan, the Company may grant both nonqualified options and restricted stock awards and have an option or award price of the fair market value of the

Company’s common stock on the date of grant. Unless otherwise specified by the Compensation Committee, options and restricted awards vest ratably over a four-year period. All grants expire no later than 10 years from the date of grant.

      The following table provides information on options granted to the Named Executive Officers and directors in fiscal 2004:

Option Grants in Fiscal 2004

	Individual Grants

					Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Original Option Term of
	Underlying	Employees	or Base	Original	Ten Years ($)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	2004	($/Share)	Date	5%	10%

Melvyn Cohen	50,000	40%	2.50	12/31/13	78,613	199,125
Barry Diamond	50,000	40%	0.44	12/31/13	13,836	35,061

Options Exercised in Fiscal 2004

      There were no options exercised during fiscal 2004. The following table provides information regarding the value of unexercised in-the-money options as of the end of fiscal 2004. The value was calculated based on the closing sales price of the Common Stock reported by NASD OTC Bulletin Board on that date.

Aggregated Option Exercises in Fiscal 2004 and 2004 Fiscal Year-End Option Value

			Number of Securities		Value of Unexercised In the
	Shares		Underlying Unexercised Options		Money Options At Fiscal
	Acquired	Value	At Fiscal Year End (#)		Year End ($)(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark Diamond	—	—	150,000	—	—	—
Jean A. Diamond	—	—	50,000	—	—	—
Barry Diamond	—	—	65,000	25,000	34,000	34,000
Jonathan Elster	—	—	62,500	—	—	—
Mark Divito	—	—	27,500	—	—	—

Stock Appreciation Rights in Fiscal 2004

      The Company did not award any stock appreciation rights (“SARs”) during fiscal 2004 or 2003. There were no SARs outstanding during fiscal 2004. The following table summarizes the equity compensation plans of the Company as of June 30, 2004 in regards to the number of securities authorized for issuance, weighted average exercise price, and remaining securities available for future issuance for plans approved and not approved by security holders:

Equity Compensation Plans Information

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	Reflected in Column (a))

Equity compensation plans approved by security holders	1,241,500	2.20	107,225
Equity compensation plans not approved by security holders	1,200,000	3.34	735,216

Total	2,441,500	2.69	842,441

Please refer to Note 10 to the Company’s Consolidated Financial Statements in the Company’s 10-K for the fiscal year 2004, filed with the Securities & Exchange Commission on September 24, 2004, for additional information in regards to equity compensation plans.

Security Ownership of Certain Beneficial Owners and Managers

      The following table sets forth certain information as of October 28, 2004 regarding the beneficial ownership of the Company’s Common Stock by (i) the person’s named in the Summary Compensation Table, (ii) the Company’s directors and director nominees of the Company, (iii) each person we know to beneficially own more than 5% of our outstanding Common Stock, and (iv) all directors and executive officers of the Company as a group. All shares of Common Stock shown in the table reflects sole voting and investment power except as otherwise noted.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class

Stewart I. Aaron	30,000	(1)	*
Carey Rosenthal	35,000	(1)	*
Melvyn I. Cohen	78,000	(1)	2.00%
Jonathon Elster	64,000	(2)	1.65%
Mark Diamond	175,345	(3)	4.52%
Barry Diamond	97,500	(4)	2.51%
The Estate of Gerald Diamond	199,956	(5)	5.15%
Jean Diamond	74,500	(6)	1.92%
SED associates	73,426	(7)	1.89%
Dimension Fund Advisors, Inc.	32,125	(8)	*
All current directors and executive officers as a group (10 persons)	783,181	(9)	20.26%

*	Represents less than one percent of the outstanding Common Stock.

(1)	The shares owned consist entirely of exercisable options to purchase common stock.

(2)	The shares include 62,500 options. The shares indicated include a restricted stock award of 1,250 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Elster has sole voting power over all the shares of restricted stock so awarded to him.

(3)	The shares include 150,000 options. The shares indicated include a restricted stock award of 12,500 shares granted April 1, 1998, which vest pro rata over 10 years. Mr. Mark Diamond has sole voting power over all of the shares of restricted stock so awarded to him.

(4)	The shares include 90,000 options. The shares indicated include a restricted stock award of 6,250 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Barry Diamond has sole voting power over all of the shares of restricted stock so awarded to him.

(5)	The shares indicated include 1,956 shares held of record by the Estate of Gerald Diamond as trustee for the benefit of his grandchildren. The shares do not include shares owned by Jean Diamond, as to which the Estate has disclaimed beneficial ownership. The shares also do not include the shares owned of record by SED Associates of which Mr. Diamond’s estate is deemed the indirect beneficial owner as described in footnote (7) below.

(6)	The shares indicated include 50,000 options. Ms. Diamond has sole voting power over all of the shares. The shares indicated do not include 198,000 shares held by the Estate of Gerald Diamond, the late husband of Ms. Diamond, or 1,956 shares held of record by the Estate of Gerald Diamond as trustee for the benefit of their grandchildren, as to which Ms. Diamond disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates of which the Estate of Mr. Gerald Diamond is deemed the indirect beneficial owner as described in footnote (7).

(7)	SED Associates is a general partnership of which Jean Diamond is the managing partner. As managing partner, Ms. Diamond has sole voting and investment power with respect to the Common Stock owned by SED associates. Therefore, Ms. Diamond is deemed the indirect beneficial owner of the shares of Common Stock owned of record by SED Associates.

(8)	The shares indicated are owned by several different funds managed by Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401-1038.

(9)	The shares indicated do not include shares owned by former directors and officers.

Director Compensation

      During the fiscal year ended June 30, 2004 (“fiscal 2004”), Messrs. Aaron, Cohen and Rosenthal each received aggregate cash compensation for serving on the Board and attending regular Board meetings of $44,500, $50,625 and $46,500, respectively. This compensation was not contingent upon the number of regular Board meetings attended. In addition to compensation for regular Board Meeting attendance, Mr. Cohen was paid $9,455 for advisory services. As additional compensation for serving as director of the Company in fiscal 2004, Mr. Cohen received non-qualified stock options to purchase up to 50,000 shares of Common Stock having an exercise price of $2.50 per share, which vested immediately upon grant pursuant to the Company’s 1991 Formula Stock Option Plan. As additional compensation for serving as director of the Company in fiscal 2004, Mr. Rosenthal received cash compensation of $35,000. The Company also pays ordinary and necessary travel expenses for non-management directors to attend Board and any committee meetings.

Certain Relationships and Related Transactions

      During fiscal 2004, Jean Diamond purchased an automobile from the Company for a price based on Kelly Blue Book Trade-in value. The automobile was purchased for $52,500 and the Company recorded a gain on the sale of $8,000.

Lease of Headquarters

      On April 1, 1999 the Company signed a seven-year lease with the Diamond Chip Group LLC, successor owner of the premises used by the Company for its headquarters. The members of the Diamond Chip Group LLC are the Estate of Gerald Diamond, Jean A. Diamond and JAD 2003 Trust, who own respectively 37.5%, 37.5%, and 25.0% of the outstanding interests in this entity. The beneficiaries of the JAD 2003 Trust are all the descendents of Gerald and Jean Diamond. The predecessor owner of the premises was Royal Park Company, a Georgia general partnership whose partners were Gerald and Jean Diamond.

      Rental payments for fiscal 2004 were $283,000. Rent escalates each October at a rate of 3% per year. In addition to rental payments, the Company pays all operating costs associated with the lease of its headquarters. The lease includes an option for one three-year renewal upon expiration of the initial term.

      The lease also provides the Company with a right of first refusal to purchase the premises in the event Diamond Chip Group LLC proposes to sell the facility during the lease term. The Company believes that the terms of its lease with the Diamond Chip Group LLC are no less favorable to the Company than those available from unaffiliated parties.

      The Company does not intend to enter into transactions in the future similar to those described above without first determining that doing so would not violate the Sarbanes-Oxley Act of 2002.

FIVE YEAR PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return on the Company’s Common stock with the Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of the Company’s peer corporations on a line of business basis. The companies comprising the peer issuers group are Arrow Electronics, Inc; Avnet, Inc.; Ingram Micro Inc.; Merisel, Inc.; and Tech Data Corporation. This graph assumes that $100 was invested on June 30, 1999, in the Company’s Common Stock and in the other indices and that all dividends were reinvested. The peer corporations were weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SED INTERNATIONAL HOLDINGS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

Cumulative Total Return

	6/99	6/00	6/01	6/02	6/03	6/04

SED International Holdings, Inc.	100.00	168.42	48.42	24.27	17.89	37.89
NASDAQ Stock Market (U.S.)	100.00	192.65	68.58	58.24	56.04	76.42
Peer Group	100.00	116.15	90.27	88.08	61.55	96.85

*	$100 invested on 6/30/99 in stock or index — including reinvestment of dividends.

Fiscal year ending June 30.

PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

      Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2005 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than June 6, 2005 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

      In addition, it is the policy of the Company that stockholders may, at any time, communicate with any of the Company’s directors by mailing a written communication to such director, c/o Secretary, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30085. All communications received in accordance with these procedures will be reviewed by the office of the Secretary of the Company and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the office of the Secretary of the Company, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include, without limitation, communications that:

•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees,

•	relate to routine or insignificant matters that do not warrant the attention of the Board,

•	are advertisements or other commercial solicitations,

•	are frivolous or offensive, or

•	are otherwise not appropriate for delivery to directors.

ANNUAL REPORT

      The Company’s 2004 Annual Report to Shareholders, which includes financial statements, is being mailed to the Company’s Shareholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

OTHER MATTERS

      The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgement of the persons acting under the proxies.

      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

      A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

      If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.

By Order of the Board of Directors,

PHILIP FLYNT, Secretary

October 28, 2004

Tucker, Georgia

SED INTERNATIONAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 28, 2004, and does hereby appoint Jean Diamond and Philip D. Flynt and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of SED International Holdings, Inc. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SED International Holdings, Inc., to be held at the principal executive offices of the Company, 4916 N. Royal Atlanta Drive, Tucker, Georgia, at 12:00 p.m., local time, on December 16, 2004, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND PROPOSALS.

(1)	Proposal 1: The election as directors of the two nominees listed below to serve for a three-year term expiring at the 2007 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

☐ FOR ALL nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

Mark Diamond, Stewart Aaron

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

If no direction is made to withhold authority to vote for any nominee, this proxy card will be voted “FOR” each of the nominees.

(2)	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof. This proxy may be revoked at any time prior to the voting thereof.

(Continued, and to be signed on reverse side)

                    (Continued from the other side)

    If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting

Please sign exactly as your name appears hereon. When shares are held jointly, both holders should sign.

Date ________________________ , 2004

Signature

Signature if shares held jointly

When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title.

If the holder is a corporation or partnership the full corporate or partnership name should be signed by a duly authorized officer or partner, respectively.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

Proxy Card